EXHIBIT 99.1

FLAG Financial Corporation
Press Release
FOR IMMEDIATE RELEASE

Contact:     Investor Relations
             (770) 515-2100


                                      FLAG
                                      BANK


                                             Contact:  Katie Bows (404) 760-7712

FOR IMMEDIATE RELEASE

         FLAG FINANCIAL CORPORATION ANNOUNCES COMPLETION OF PURCHASE OF
                   ALL SIX METRO ATLANTA ENCORE BANK BRANCHES

LAGRANGE, GA. (NOVEMBER 12, 2002) - Flag Financial Corporation announced today that it has completed its purchase of all six Encore Bank branches in metro Atlanta from Encore Bancshares, Inc., of Houston. The former Encore Bank branches are now branches of Flag Financial's banking subsidiary, Flag Bank. The acquisition adds over $95 million in deposits and increases Flag Bank's presence in north metro Atlanta.

Additionally, Flag Bank announced the pending acquisition of a specialized real estate lending business from Atlanta-based Bankers' Capital Group, LLC ("BCG") including approximately $23 million in loans. Principals of BCG include Flag Chairman and CEO, Joseph W. Evans, board member William H. Anderson and executives J. Thomas Wiley, Jr. and Steven W. Doughty. BCG's business was originally a part of Century South Banks, Inc. and was purchased by its principals following the sale of Century South to BB&T Corporation in 2001. The acquisition will be accretive to Flag's current earnings and will be accounted for as a purchase. The transaction is expected to close in November 2002.

Flag also announced plans to relocate the headquarters of Flag Financial Corporation and the charter of Flag Bank to Atlanta. The new location, subject to regulatory approval, will be 3475 Piedmont Road, N.E., Suite 550, Atlanta, GA 30305. The holding company and bank will be located in the Prominence Building in Buckhead. Flag expects to complete both moves prior to December 31, 2002.


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Regarding the purchase of the Encore Bank branches, the real estate lending business and the office relocation, Joseph W. Evans, chairman and chief executive officer of Flag Financial Corporation, commented, "All of this is part of our plan to build a banking presence in metro Atlanta. We see significant opportunities in Atlanta for a $650 million local bank."

Flag Financial Corporation is a bank holding company whose wholly owned subsidiary is Flag Bank. The Flag Financial franchise consists of 24 offices, including 19 full-service banking offices and five mortgage/loan production offices, in 13 counties in Georgia. As of September 30, 2002, total assets of Flag Financial Corporation were approximately $559 million and shareholders' equity was approximately $60 million. Flag Financial's common stock is traded on the Nasdaq National Market under the ticker symbol "FLAG."

Except for historical information contained herein, the matters discussed in this press release consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions, potential difficulties in the integration of the acquired branches and the execution of Flag Financial's acquisition strategy, competitive risks and other factors set forth from time to time in Flag Financial's filings with the Securities and Exchange Commission. When used in this release, the words "believes," "estimates," "plans," "expects," "should," "will," "may," "might," "outlook," and "anticipates" are similar expressions as they relate to Flag Financial (including its subsidiaries), or its management, and are intended to identify forward-looking statements.

Flag Financial from time to time becomes aware of rumors concerning its business, prospects and results of operations. As a matter of policy, Flag Financial does not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and other unsubstantiated information. Flag Financial complies with federal and state laws applicable to the disclosure of information concerning its business, prospects and results of operations. Investors may be at significant risk in relying on unsubstantiated information from other sources.

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